UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 02, 2020
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RRTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset-Based Lending Credit Agreement
As described in Item 2.03 below, on March 2, 2020, the Company and its direct and indirect subsidiaries entered into an amended and restated asset-based lending facility with BMO Harris Bank N.A. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement

Term Loan Credit Agreement
On March 2, 2020, the Company repaid in full and terminated the previously disclosed credit agreement dated as of February 28, 2019, as amended from time to time (the “Term Loan Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent and Lender, Elliott Associates, L.P. and Elliott International, L.P, as Lenders, and BMO Capital Markets Corp., as Lead Arranger and Book Runner.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Asset-Based Lending Credit Agreement
On March 2, 2020, the Company and its direct and indirect domestic subsidiaries entered into an amended and restated credit agreement (the “ABL Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent, Lender, Letter of Credit Issuer and Swing Line Lender (the “ABL Credit Facility”).
The ABL Credit Facility consists of a $50.0 million asset-based revolving line of credit subject to a $10.0 million commitment block, of which up to (i) $1.0 million may be used for Swing Line Loans (as defined in the ABL Credit Agreement), and (ii) $13.0 million may be used for letters of credit. The ABL Credit Facility matures on April 1, 2021. Advances under the Company’s ABL Credit Facility bear interest at either: (a) the LIBOR Rate (as defined in the ABL Credit Agreement), plus an applicable margin of 4.00%; or (b) the Base Rate (as defined in the ABL Credit Agreement), plus an applicable margin of 3.00%.
The obligations under the Company’s ABL Credit Agreement are guaranteed by each of its domestic subsidiaries pursuant to a guaranty included in the ABL Credit Agreement. As security for the Company’s and its domestic subsidiaries’ obligations under the ABL Credit Agreement, each of the Company and its domestic subsidiaries have granted a first priority lien on substantially all its domestic subsidiaries’ tangible and intangible personal property, including accounts receivable, equipment (including rolling stock and aircraft) and the capital stock of certain of the Company’s direct and indirect subsidiaries.
The ABL Credit Agreement contains a minimum fixed charge coverage ratio financial covenant that must be maintained when excess availability falls below a specified amount. In addition, the ABL Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The ABL Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the ABL Credit Agreement to be in full force and effect, and a change of control of the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: March 3, 2020	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Executive Vice President and Chief Financial Officer